                                                                    EXHIBIT 99.4

                             INVESTORS SAVINGS BANK
                            (INVESTORS BANCORP, INC.)

                  PROPOSED MAILING AND INFORMATIONAL MATERIALS
                                      INDEX

1.     Dear Depositor Letter*

2.     Dear Friend Letter - Eligible Account Holders who are no longer
       Depositors*

3.     Dear Potential Investor Letter*

4. Dear Customer Letter - Used as a Cover Letter for States Requiring "Agent" Mailing*

5.-10. Stock Q&A

11.    Stock Order Form (page 1 of 2)*

12.    Stock Order Form (page 2 of 2)*

13.    Stock Order Form Guidelines*

14.    Invitation Letter - Informational Meetings

15. Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

16.    Dear Shareholder - Confirmation Letter

17.    Dear Interested Investor - No Shares Available Letter

18.    Welcome Shareholder Letter - For Initial Certificate Mailing

19.    Dear Interested Subscriber Letter - Subscription Rejection

20.    Letter for Sandler O'Neill Mailing to Clients*

---------
*     Accompanied by a Prospectus

                            [INVESTORS BANCORP, INC.]

Dear Depositor:

Investors Bancorp, Inc., the holding company for Investors Savings Bank, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Investors Savings Bank's future growth. Following the offering, Investors Bancorp will continue to operate in the mutual holding company structure.

As part of the offering and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish and fund through a contribution of cash and shares of our common stock a charitable foundation to be known as Investors Savings Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

As a qualifying account holder, you may take advantage of your nontransferable rights to subscribe for shares of Investors Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Investors Savings Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC. If you wish to subscribe for common stock, please complete the stock order form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Investors Savings Bank) to Investors Bancorp, Inc. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN", or return it to the stock information center of Investors Savings Bank. Your order must be physically received (not postmarked) by Investors Savings Bank no later than 12:00 noon, Eastern time, on ___day, ____ x, 2005. PLEASE READ THE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEFORE MAKING AN INVESTMENT DECISION.

If you wish to use funds in your IRA or Keogh Account at Investors Savings Bank to subscribe for common stock, please be aware that federal law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Investors Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,

                                          Robert M. Cashill
                                          President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                            [INVESTORS BANCORP, INC.]

Dear Friend of Investors Savings Bank:

Investors Bancorp, Inc., the holding company for Investors Savings Bank, is offering shares of its common stock for sale in a minority stock offering. We are raising capital to support Investors Savings Bank's future growth. Following the offering, Investors Bancorp will continue to operate in the mutual holding company structure.

As part of the offering and in furtherance of the Bank's long-standing commitment to its local community, the Bank intends to establish and fund through a contribution of cash and shares of our common stock a charitable foundation to be known as Investors Savings Bank Charitable Foundation. The foundation will be dedicated to the promotion of charitable purposes within the communities in which the Bank operates.

As a former account holder, you may take advantage of your nontransferable rights to subscribe for shares of Investors Bancorp, Inc. common stock on a priority basis, before the stock is offered to the general public. The enclosed prospectus describes the stock offering and the operations of Investors Savings Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC. If you wish to subscribe for common stock, please complete the stock order form and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Investors Savings Bank) to Investors Bancorp, Inc. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN" or return it to the stock information center of Investors Savings Bank. Your order must be physically received (not postmarked) by Investors Savings Bank no later than 12:00 noon, Eastern time, on ___day, ____ x, 2005. PLEASE READ THE PROSPECTUS CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS", BEFORE MAKING AN INVESTMENT DECISION.

If you have any questions after reading the enclosed material, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,

                                          Robert M. Cashill
                                          President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                            [INVESTORS BANCORP, INC.]

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by Investors Bancorp, Inc. We are raising capital to support Investors Savings Bank's future growth.

This information packet includes the following:

      PROSPECTUS: This document provides detailed information about the operations of Investors Savings Bank, Investors Bancorp, Inc. and Investors Bancorp, MHC and the proposed stock offering by Investors Bancorp, Inc. PLEASE READ IT CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

      STOCK ORDER FORM: Use this form to subscribe for common stock and mail it, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Investors Savings
      Bank), to Investors Bancorp, Inc. in the enclosed postage-paid envelope marked "STOCK ORDER RETURN" or return it to the stock information center of Investors Savings Bank. Your order must be physically received (not postmarked) by Investors Savings Bank no later than 12:00 noon, Eastern time, on ___day, ____ x, 2005.

We are pleased to offer you this opportunity to become one of our shareholders. If you have any questions regarding the stock offering or the prospectus, please call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m.

                                          Sincerely,

                                          Robert M. Cashill
                                          President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

                       [SANDLER O'NEILL & PARTNERS, L.P.]

Dear Customer of Investors Savings Bank:

At the request of Investors Savings Bank and its holding company, Investors Bancorp, Inc., we have enclosed material regarding the offering of common stock by Investors Bancorp, Inc. These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of Investors Bancorp, Inc.

PLEASE READ THE PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS", CAREFULLY BEFORE MAKING AN INVESTMENT DECISION. If you decide to subscribe for shares, you must return the properly completed and signed stock order form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account with Investors Savings Bank) to Investors Bancorp, Inc. in the accompanying postage-paid envelope marked "STOCK ORDER RETURN" or return it the stock information center of Investors Savings Bank. Your order must be physically received (not postmarked) by Investors Savings Bank no later than 12:00 noon, Eastern time, on ___day, ____ x, 2005. If you have any questions after reading the enclosed material, please call the stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

                                          Sincerely,
                                          Sandler O'Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

Enclosures

                                    QUESTIONS
                                    & ANSWERS
                            About the Stock Issuance

                             Investors Bancorp, Inc.

                              QUESTIONS AND ANSWERS
                            About the Stock Offering

Investors Bancorp, Inc., the holding company for Investors Savings Bank, is offering common stock in a minority stock offering. We are raising capital to support Investors Savings Bank's future growth. In addition, as part of the offering and in furtherance of the Bank's long-standing commitment to its local community, Investors Savings Bank intends to establish and fund through a contribution of cash and shares of our common stock, Investors Savings Bank Charitable Foundation, which will be dedicated to charitable purposes within the communities in which Investors Savings Bank operates.

                          Effect on Deposits and Loans

Q.    WILL THE OFFERING AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?

A. No. The offering will have no effect on the balance or terms of any deposit account. Your deposits will continue to be federally insured to the fullest extent permissible. The terms, including interest rate, of your loans with us will also be unaffected by the offering.

                                 About The Stock

INVESTMENT IN COMMON STOCK INVOLVES CERTAIN RISKS. FOR A DISCUSSION OF THESE RISKS AND OTHER FACTORS, INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS.

Q.    WHO CAN PURCHASE STOCK?

A. The common stock of Investors Bancorp, Inc. will be offered in the subscription offering in the following order of priority:

      - Eligible Account Holders, who are depositors of Investors Savings Bank with accounts totaling $50 or more as of the close of business on January 31, 2004;

      -     Investors Savings Bank's employee stock ownership plan;

      - Supplemental Eligible Account Holders, who are depositors of Investors Savings Bank with accounts totaling $50 or more as of the close of business on ____ __, 2005.

Upon completion of the subscription offering, common stock that is not sold in the subscription offering, if any, will be offered first to certain members of the general public in a community offering and then, to the extent any shares remain, to the general public in a syndicated community offering and/or a public offering.

Q.    WILL ANY ACCOUNT I HOLD WITH THE BANK BE CONVERTED INTO STOCK?

A.    No. All accounts remain as they were prior to the offering.

Q.    HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?

A. Investors Bancorp, Inc. is offering for sale a maximum of 44,893,125 shares of common stock at a subscription price of $10 per share. Under certain circumstances, Investors Bancorp, Inc. may increase the maximum and sell up to 51,627,094 shares.

Q.    HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is $250 (25 shares). As more fully discussed in the plan of stock issuance described in the prospectus, the maximum purchase by any person, or through a single deposit account, in the subscription or community offering is $500,000 (50,000 shares); no person by himself or herself, with an associate or group of persons acting in concert, may purchase more than $750,000 (75,000 shares) of common stock offered.

Q.    HOW DO I ORDER STOCK?

A. You may subscribe for shares of common stock by completing and returning the stock order form, together with your payment, either in person to the stock information center of Investors Savings Bank or by mail in the postage-paid envelope marked "STOCK ORDER RETURN." STOCK ORDER FORMS MAY NOT BE DELIVERED TO ANY OF INVESTORS SAVINGS BANK'S BRANCH OFFICES.

Q.    HOW CAN I PAY FOR MY SHARES OF STOCK?

A. You can pay for the common stock by personal check, bank check or money order; or authorizing us to withdraw money from your deposit account(s) at Investors Savings Bank. There will be no early withdrawal penalties if you use funds from your deposit account(s).

Q.    WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. An executed stock order form with the required full payment must be physically received (not postmarked) by Investors Savings Bank no later than 12:00 noon, Eastern time on ___day, ____ x, 2005.

Q.    CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY IRA AT INVESTORS SAVINGS
      BANK?

A. Federal regulations do not permit the purchase of Investors Bancorp common stock with your existing IRA or Keogh Account at Investors Savings Bank. To use such funds to subscribe for shares of common stock, you need to establish a "self directed" trust account with an unaffiliated trustee. Please call our stock information center if you require additional information. TRANSFER OF SUCH FUNDS TAKES TIME, SO PLEASE MAKE ARRANGEMENTS AS SOON AS POSSIBLE.

Q. CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE WHO IS NOT ON MY ACCOUNT TO MY STOCK REGISTRATION?

A. No. Banking regulations prohibit the transfer of subscription rights. Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights and could result in legal action against you.

Q.    CAN I SUBSCRIBE FOR SHARES IN MY NAME ALONE IF I HAVE A JOINT ACCOUNT?

A. No. A name can be deleted only in the event of the death of a named eligible depositor.

Q.    AM I GUARANTEED TO RECEIVE SHARES BY PLACING AN ORDER?

A. No. It is possible that orders received during the offering period will exceed the number of shares being sold. Such an oversubscription would result in shares being allocated among subscribers starting with subscribers who are Eligible Account Holders. If the offering is oversubscribed in the subscription offering, no orders received in the community offering will be filled.

Q.    WILL PAYMENTS FOR COMMON STOCK EARN INTEREST UNTIL THE OFFERING CLOSES?

A. Yes. Any payment made in cash or by check or money order will earn interest at Investors Savings Bank's passbook rate from the date of receipt to the completion or termination of the offering.

Q.    WILL DIVIDENDS BE PAID ON THE STOCK?

A. Investors Bancorp, Inc. intends to consider paying cash dividends, but has not declared the amount that may be paid or when payments may begin.

Q.    WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?

A.    No.

Q.    WHERE WILL THE STOCK BE TRADED?

A. Upon completion of the offering, our shares of common stock will trade on the Nasdaq National Market under the symbol "ISBC."

Q.    CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

A. No. After receipt, your order may not be modified or withdrawn unless the offering is terminated or extended.

                              About The Foundation

Q. WHAT IS INVESTORS SAVINGS BANK CHARITABLE FOUNDATION AND WHY IS IT BEING ESTABLISHED?

A. In keeping with Investors Savings Bank's long standing commitment to its community, Investors Savings Bank's plan of stock issuance provides for the establishment and funding of a charitable foundation to be known as Investors Savings Bank Charitable Foundation. The Foundation will be dedicated to charitable purposes within the communities in which Investors Savings Bank operates.

                             Additional Information

Q.    WHAT IF I HAVE ADDITIONAL QUESTIONS OR REQUIRE MORE INFORMATION?

A. Investors Bancorp, Inc.'s prospectus that accompanies this brochure describes the offering in detail. Please read the prospectus carefully before subscribing for stock. If you have any questions after reading the enclosed material you may call our stock information center at xxx-xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. Additional material may only be obtained from the stock information center.

TO ENSURE THAT EACH PURCHASER IN THE SUBSCRIPTION AND COMMUNITY OFFERING RECEIVES A PROSPECTUS AT LEAST 48 HOURS BEFORE THE APPLICABLE EXPIRATION DATE, IN ACCORDANCE WITH RULE 15c2-8 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER THAN TWO DAYS PRIOR TO SUCH DATE.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

               INVESTORS BANCORP, INC.
               Subscription & Community Offering
               Stock Order Form

                   BY HAND OR COURIER DELIVERY
                      INVESTORS SAVINGS BANK                EXPIRATION DATE
                      Stock Information Center           for Stock Order Forms:
                              XXXXXXX                    ___day, ____ x. 2005
                           XXXXX,NJ XXXX               12:00 Noon, Eastern Time
                           xxx-xxx-xxxx                (received not postmarked)

               IMPORTANT: A properly completed original stock order form must be used to subscribe for shares of common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form.

(1) NUMBER OF SHARES                    (2) TOTAL PAYMENT DUE
____________________    Subscription    $ ___________________                 Minimum number of shares: 25 shares ($250.00)
                           Price                                              Maximum number of shares: 50,000 shares ($500,000.00)
                          X 10.00 =                                           See Instructions

(3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION

[ ] Check here if you are an employee, officer or director of Investors Savings Bank or member of such person's immediate family living in the same household.

(4) METHOD OF PAYMENT BY CHECK

Enclosed is a check, bank draft or money order payable to Investors Bancorp, Inc.        Total Check Amount        $_________    .
in the amount indicated in this box.

(5) METHOD OF PAYMENT BY WITHDRAWAL - The undersigned authorizes withdrawal from the following account(s) at Investors Savings Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts and Keogh Accounts maintained at Investors Savings Bank cannot be used unless special transfer arrangements are made.

Bank Use        Account Number(s) To Withdraw        $ Withdrawal Amount
--------        -----------------------------        -------------------

________        _____________________________        $ _________________      .

________        _____________________________        $ _________________      .


(6) PURCHASER INFORMATION

    Subscription Offering - Check here and list accounts below if you are:

[ ] a. An Eligible Account Holder with a deposit account(s) totaling $50.00 or more as of the close of business on January 31, 2004.

[ ] b. A Supplemental Eligible Account Holder with a deposit account(s) totaling
    $50.00 or more as of the close of business on ____ __, 2005 but are not an Eligible Account Holder.

    Community Offering - Check here if you are a:

[ ] c. Community member (Indicate county of residence in #8 below).

    PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. SEE REVERSE SIDE FOR ADDITIONAL SPACE.

Bank Use    Account Number(s)    Account Title (Name(s) on Account)
--------    -----------------    ----------------------------------

________    _________________    __________________________________
________    _________________    __________________________________
________    _________________    __________________________________


(7) FORM OF STOCK OWNERSHIP & SS# OR TAX ID#:

[ ] Individual    [ ] Joint Tenants   [ ] Tenants in Common        [ ] Fiduciary (i.e. trust, estate)      SS#/Tax ID#-________
[ ] Uniform Transfers to Minors Act   [ ] Company/Corporation/     [ ] IRA or other qualified plan         SS#/Tax ID#-________
    (Indicate SS# of Minor only)          Partnership

(8) STOCK REGISTRATION & ADDRESS:

                Name and address to appear on stock certificate.
       Shares must be registered as reflected on your qualifying account.
Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA and Keogh purchases).

Name: __________________________________________________________________________

Name
Continued: _____________________________________________________________________

MAIL TO-
Street: ________________________________________________________________________

City: __________________________________ State: _______ Zip Code: ______________

(9) TELEPHONE        (  )      --     (  )         --         County of
Daytime/Evening                                               Residence ________

(10) [ ] NASD AFFILIATION - Check here     (11) [ ] ASSOCIATES/ACTING IN CONCERT
if you are a member of the National        - Check here and complete the reverse
Association of Securities Dealers,         side of this form if you or any
Inc. ("NASD"), a person affiliated, or     associates or persons acting in
associated, with a NASD member,            concert with you have submitted other
(continued on reverse side)                orders for shares.

(12) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received by Investors Savings Bank no later than 12:00 noon, eastern time, on ___day, ____ x, 2005, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Investors Savings Bank, this stock order form may not be modified, withdrawn or canceled without Investors Savings Bank's consent and if authorization to withdraw from deposit accounts at Investors Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Stock Issuance of Investors Bancorp, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to Investors Savings Bank. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to delivery of this stock order form to the Bank. The undersigned further acknowledges that the prospectus received contains disclosure concerning the nature of the security being offered and, under the heading "Risk Factors," describes the material risks involved in the investment.

FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT, DIRECTLY OR INDIRECTLY, TO TRANSFER THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. INVESTORS SAVINGS BANK, INVESTORS BANCORP, MHC AND INVESTORS BANCORP, INC. WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER. UNDER PENALTY OF PERJURY, I CERTIFY THAT I AM PURCHASING SHARES SOLELY FOR MY ACCOUNT AND THAT THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF SUCH SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES.

Signature        Date      Signature       Date      Bank Use

_________        ____      _________       _____     ________


STOCK ORDER FORMS MAY NOT BE DELIVERED TO ANY OF INVESTORS SAVINGS BANK'S BRANCH
                                    OFFICES.

ITEM (6) PURCHASER ACCOUNT INFORMATION CONTINUED:

Bank Use    Account Number(s)    Account Title (Name(s) on Account)
--------    -----------------    ----------------------------------
________    _________________    __________________________________

________    _________________    __________________________________

________    _________________    __________________________________

________    _________________    __________________________________

ITEM (10) NASD CONTINUED:

a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. You agree, if you have checked the NASD Affiliation box, to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ITEM (11) ASSOCIATES/ACTING IN CONCERT CONTINUED:

If you checked the box in item #11 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms        Number of shares ordered
-----------------------------------------        ------------------------
_________________________________________        ________________________

_________________________________________        ________________________

_________________________________________        ________________________

      Associate - The term "associate" of a particular person means:

      (1) any corporation or organization, other than Investors Bancorp, MHC, Investors Bancorp, Inc. or Investors Savings Bank or a majority-owned subsidiary of Investors Bancorp, Inc. or Investors Savings Bank, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

      (2) any trust or other estate if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the estate. For purposes of the stock issuance plan, a person who has a substantial beneficial interest in a tax-qualified or non-tax-qualified employee plan, or who is a trustee or fiduciary of the plan is not an associate of the plan. For purposes of the stock issuance plan, a tax-qualified employee plan is not an associate of a person;

      (3) any person who is related by blood or marriage to such person and (1) who lives in the same house as the person; or (2) who is a director or senior officer of Investors Bancorp, MHC, Investors Bancorp, Inc. or Investors Savings Bank or a subsidiary thereof; and

      (4) any person acting in concert with the persons or entities specified above.

      Acting in concert - The term "acting in concert" means:

      (1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;

      (2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or

      (3) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

      Persons or companies who file jointly a Form 13D or Form 13G with any regulatory agency will be deemed to be acting in concert.

                              DELIVERY INSTRUCTIONS

YOU MAY DELIVER YOUR STOCK ORDER FORM USING THE ENCLOSED STOCK ORDER RETURN ENVELOPE, OR BY OVERNIGHT DELIVERY OR HAND DELIVERY TO THE STOCK INFORMATION CENTER ADDRESS INDICATED ON THE FRONT OF THE STOCK ORDER FORM.

STOCK ORDER FORMS MAY NOT BE DELIVERED TO ANY OF INVESTORS SAVINGS BANK'S BRANCH
                                    OFFICES.

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Investors Bancorp, Inc.

                              STOCK OWNERSHIP GUIDE

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFERS TO MINORS ACT ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the New Jersey Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

      - The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

      - The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

      - A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

      - The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

      - The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

                          STOCK ORDER FORM INSTRUCTIONS

ITEMS 1 AND 2 - NUMBER OF SHARES AND TOTAL PAYMENT DUE

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of stock issuance outlined in the prospectus, the maximum purchase in any category of the subscription offering is $500,000 (50,000 shares), and the maximum purchase in the community offering (if held) by any person, is $500,000 (50,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $750,000 (75,000 shares) of common stock.

ITEM 3 - EMPLOYEE/OFFICER/DIRECTOR INFORMATION

Check this box to indicate whether you are an employee, officer or director of Investors Savings Bank or a member of such person's immediate family living in the same household.

ITEM 4 - METHOD OF PAYMENT BY CHECK

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to Investors Bancorp, Inc. Payment in cash may be made only if delivered in person. Your funds will earn interest at Investors Savings Bank's passbook savings rate of interest until the stock offering is completed.

ITEM 5 - METHOD OF PAYMENT BY WITHDRAWAL

If you pay for your stock by a withdrawal from a deposit account at Investors Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT.

ITEM 6 - PURCHASER INFORMATION

Subscription Offering

      a. Check this box if you had a deposit account(s) totaling $50.00 or more as of the close of business on January 31, 2004 ("Eligible Account Holder").

            Check this box if you had a deposit account(s) totaling $50.00 or more as of the close of business on ____ __, 2005 but are not an Eligible Account Holder ("Supplemental Eligible Account Holder").

Community Offering

      c. Check this box if you are a community member (Indicate county of residence in item 8).

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights.

NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEMS 7 AND 8 - FORM OF STOCK OWNERSHIP, SS# OR TAX ID#, STOCK REGISTRATION, MAILING ADDRESS AND COUNTY

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7.

Complete the requested stock certificate registration, mailing address and county in item 8.

The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock.

If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".

SHARES MUST BE REGISTERED AS REFLECTED ON YOUR QUALIFYING ACCOUNT. ADDING OR DELETING A NAME OR OTHERWISE ALTERING THE FORM OF BENEFICIAL OWNERSHIP OF A QUALIFYING ACCOUNT WILL RESULT IN A LOSS OF YOUR SUBSCRIPTION RIGHTS. (WITH CERTAIN EXCEPTIONS FOR IRA AND KEOGH PURCHASES).

ITEM 9 - TELEPHONE NUMBER(S)

Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given.

ITEM 10 - NASD AFFILIATION

Check this box if you are a member of the NASD or if this item otherwise applies to you.

ITEM 11 - ASSOCIATES/ACTING IN CONCERT

Check this box if you or any associate or person acting in concert with you(as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock form.

ITEM 12 - ACKNOWLEDGEMENT

Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your stock order form, properly completed, signed certification form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by Investors Bancorp, Inc. no later than 12:00 noon, Eastern time, on ___day, _____ xx, 2005 or it will become void.

Delivery Instructions

You may deliver your stock order form using the enclosed stock order return envelope, or by overnight delivery or hand delivery to the stock information center address indicated on the front of the stock order form. STOCK ORDER FORMS MAY NOT BE DELIVERED TO ANY OF INVESTORS SAVINGS BANK'S BRANCH OFFICES.

If you have any remaining questions, or if you would like assistance in completing your stock order form, you may call our stock information center at
(xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The stock information center will be closed for bank holidays.

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                            [INVESTORS BANCORP, INC.]

                                           _______________, 2005

Dear __________:

The Board of Directors of Investors Bancorp, Inc., the holding company for Investors Savings Bank, is offering common stock in a minority stock offering. We are raising capital to support the Bank's future growth.

To learn more about the stock offering you are cordially invited to join members of our senior management team at a community meeting to be held on___ at ___:00
_._.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our stock information center at (___) ___-____, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m.

                                           Sincerely,

                                           Robert M. Cashill
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Stock Information Center)

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                            [INVESTORS BANCORP, INC.]

                                           _______________, 2005

Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Investors Bancorp, Inc. common stock.

At this time, we cannot confirm the number of shares of Investors Bancorp, Inc. common stock that will be issued to you. Following completion of the stock offering, shares will be allocated in accordance with the plan of conversion.

If you have any questions, please call our stock information center at (___)
___-____.

                                           INVESTORS BANCORP, INC.
                                           Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

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                            [INVESTORS BANCORP, INC.]

                                           _______________, 2005

Dear Shareholder:

Our subscription offering has been completed and we are pleased to confirm your subscription for shares at a price of $10.00 per share. If your subscription was paid for by check, bank draft or money order, interest and any refund due to you will be mailed promptly.

The closing of the transaction occurred on ______ __, 2005; this is your stock purchase date. Trading will commence on the Nasdaq National Market under the symbol "ISBC" on ________ __, 2005.

Thank you for your interest in Investors Bancorp, Inc. Your stock certificate will be mailed to you shortly.

                                           INVESTORS BANCORP, INC.
                                           Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

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                            [INVESTORS BANCORP, INC.]

                                           _______________, 2005

Dear Interested Investor:

We recently completed our subscription offering. Unfortunately, due to the response from our Eligible Account Holders, stock was not available for our Supplemental Eligible Account Holders or Community friends. If your subscription was paid for by check, bank draft or money order, a refund of any balance due you with interest will be mailed promptly.

We appreciate your interest in Investors Bancorp, Inc. and hope you become an owner of our stock in the future. The stock trades on the Nasdaq National Market under the symbol "ISBC."

                                           INVESTORS BANCORP, INC.
                                           Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

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                            [INVESTORS BANCORP, INC.]

                                           _______________, 2005

Welcome Shareholder:

We are pleased to enclose your stock certificate representing your shares of common stock of Investors Bancorp, Inc. Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                         Registrar and Transfer Company
                          Investor Relations Department
                                10 Commerce Drive
                         Cranford, New Jersey 07016-3572
                                1 (800) 368-5948
                              email: info@rtco.com

Please remember that your certificate is a negotiable security that should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors, officers and employees of Investors Bancorp, Inc., I thank you for supporting our offering.

                                           Sincerely,

                                           Robert M. Cashill
                                           President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

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                            [INVESTORS BANCORP, INC.]

                                           _______________, 2005

Dear Interested Subscriber:

We regret to inform you that Investors Bancorp, Inc., the holding company for Investors Savings Bank, did not accept your order for shares of Investors Bancorp, Inc. common stock in its community offering. This action is in accordance with our plan of stock issuance, which gives Investors Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your subscription was paid for by check, enclosed is your original check.

                                           INVESTORS BANCORP, INC.
                                           Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Stock Information Center)

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                       [SANDLER O'NEILL & PARTNERS, L. P.]

                                           _______________, 2005

To Our Friends:

We are enclosing material in connection with the stock offering by Investors Bancorp, Inc., the holding company for Investors Savings Bank. Investors Bancorp, Inc. is raising capital to support the Bank's future growth.

Sandler O'Neill & Partners, L.P. is acting as financial and marketing advisor in connection with the subscription offering, which will conclude at 12:00 noon, Eastern time, on ______ __. 2005. In the event that all the stock is not sold in the subscription and community offering, Sandler O'Neill may form and manage a syndicated community offering to sell the remaining stock.

Members of the general public are eligible to participate. If you have any questions about this transaction, please do not hesitate to call.

                                           Sandler O'Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Investors Savings Bank, Investors Bancorp, MHC, Investors Bancorp, Inc., the Federal Deposit Insurance Corporation or any other government agency.

This correspondence is not an offer to sell or a solicitation of an offer to buy common stock. The offer is made only by the prospectus.

(Printed by Sandler O'Neill)

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